Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the joint Registration Statement of Clayton Homes, Inc. and Vanderbilt Mortgage and Finance, Inc. on Form S-3 (File No. 333-100319) of our report dated August 7, 2002 relating to the consolidated financial statements of Clayton Homes, Inc., which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Clayton Homes, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2002. We also consent to the reference to our Firm under the heading "Experts" in the Supplement dated February 27, 2003 to the Prospectus Supplement dated November 25, 2002 to the Prospectus dated November 25, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Knoxville, Tennessee

March 10, 2003


                                      5